                                                                    Exhibit 10.1

                          STANDARD MOTOR PRODUCTS, INC.


                                 NOTE AGREEMENT

                          Dated as of October 15, 1989



                       Re: $30,000,000 9.47% Senior Notes
                              Due November 1, 2004

                         STANDARD MOTOR PRODUCTS, INC..
                            37-18 NORTHERN BOULEVARD
                           LONG ISLAND, NEW YORK 11101



                                 NOTE AGREEMENT

                       RE: $30,000,000 9.47% SENIOR NOTES
                              DUE NOVEMBER 1, 2004

                                                                     Dated as of
                                                                October 15, 1989


To the Purchaser named in
   Schedule I which is a signatory
   to this Agreement

Gentlemen:

                  The undersigned, STANDARD MOTOR PRODUCTS, INC., a New York corporation (the "Company"), agrees with you as follows:

SECTION 1.        DESCRIPTION OF NOTES AND COMMITMENT.

                  1.1. Description of Notes. The Company will authorize the issue and sale of $30,000,000 aggregate principal amount of its 9.47% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 9.47% per annum, payable semiannually on the first day of each May, and November in each year (commencing May 1, 1990) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 10.47% per annum after maturity, whether by acceleration or otherwise, until paid, to be expressed to mature on November 1, 2004, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption, at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in
Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers".

                  1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes of the Company in the aggregate principal amount set forth opposite your name in Schedule I, at a price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.

Standard Motor Products, Inc.                                     Note Agreement

                  Delivery of the Notes will be made at the offices of Bondy & Schloss, 8 East 43rd Street, New York, New York 10017, against payment therefor in Federal or other funds current and immediately available at the principal office of Bankers Trust Company, One Bankers Trust Plaza, New York, New York, ABA #021-001-033, for credit to Standard Motor Products, Inc., Account No. 00027748, in the amount of the purchase price at 11:00 A.M., New York time, on December 12, 1989 or such later date (not later than December 21, 1989) as shall be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee as you may specified and in substantially the form attached hereto as Exhibit A, all as you may specify at any time prior to the date fixed for delivery.

                  1.3. Other Agreements. Simultaneously, with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in
Schedule 1, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2.        PREPAYMENT OF NOTES.

                  2.1. Required Prepayments. The Company agrees that on the first day of November in each year, commencing November 1, 1998 and ending November 1, 2003, both inclusive (herein called "Fixed Payment Dates"), it will prepay and apply and there shall become due and payable the sum of $4,250,000 on the principal indebtedness evidenced by the Notes. The entire unpaid principal amount of the Notes shall become due and payable on November 1, 2004. No premium shall be payable in connection with any required prepayment made pursuant to this Section2.1. For the purposes of this Section2.1, any prepayment of less than all of the outstanding Notes (i) if made pursuant to Section2.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on November 1, 2004, and then to the remaining scheduled principal payments in inverse chronological order or (ii) if made pursuant to SectionSection2.3, 2.4 or 5.13 shall be deemed to be applied to the payment at maturity and all remaining principal payments required by this Section2.1 on a pro raTA basis so that each such remaining payment of principal shall thereupon be reduced in the same proportion that the principal amount of Notes outstanding immediately preceding the payment pursuant to SectionSection2.3, 2.4 or 5.13 was reduced by such repayment.

                  2.2. Optional Prepayment. In addition to the payments required by Section2.1, upon compliance with Section2.5, and subject to the following limitations:

                  (a) Without Premium. The Company shall have the privilege (which shall be non-cumulative), of prepaying, outstanding Notes on any Fixed Payment Date (in units of $100,000 or an integral multiple of $10,000 in excess thereof), by payment of the principal amount of the Notes to be prepaid and accrued interest thereon to the date of such prepayment and without premium; provided, however, that (i) the principal amount of Notes prepaid pursuant to this Section2.2(a) on any one Fixed Payment Date shall not exceed the principal amount of Notes

Standard Motor Products, Inc.                                     Note Agreement

required to be prepaid pursuant to Section2.1 on such Fixed Payment Date, and
(ii) the aggregate principal amount of all Notes prepaid pursuant to this Section2.2(a) shall not exceed $7,500,000; AND

                  (b) With Premium. In addition to the prepayments required by Section2.1 and the right of prepayment set forth in Section2.2(a), the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium determined as follows:

                           (1) In the event of a prepayment made pursuant to the
                  provisions of this Section2.2(b) occurring on or prior to September 30, 2001, the premium shall be an amount equal to the Make Whole Premium Amount, determined as of five business days prior to the date of such prepayment; and

                           (2) In the event of a prepayment made pursuant to the
                  provisions of this Section2.2(b) occurring on or after November 1, 2001, the premium shall be an amount equal to the applicable percentage of such principal amount of the Notes then to be prepaid, as follows:

    If Prepaid During the
       12-Month Period                                                 Percentage of
         Beginning:                                                  Principal Amount
      November 1, 2001                                                    1.3529%

      November 1, 2002                                                    0.6764%

      November 1, 2003                                                     Zero

                  "Make-Whole Premium Amount" shall mean, in connection with any prepayment, the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by Section2.1) and the amount of interest (excluding interest accrued through the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts (on a semiannual basis) at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal to or higher than 9.47%, the Make-Whole Premium Amount shall be zero.

                  "Reinvestment Rate" shall mean 0.50% plus the arithmetic mean of the yields listed under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by Section2.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity

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
Standard Motor Products, Inc.                                     Note Agreement

shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make Whole Premium Amount hereunder shall be used.

                  "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

                  "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying for each scheduled payment date of the Notes (1) the remainder of
(A) the amount of principal that would have become due on each scheduled payment date if the subject prepayment had not been made, less (B) the amount of principal on the Notes scheduled to become due on each such corresponding date, after giving effect to the subject prepayment and the application thereof in accordance with the provisions of Section2.1, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totaling the products obtained in (i).

                  2.3. Prepayment on Failure of Holders to Consent to Sale and Leaseback. At least ninety (90) days in advance of any date on which the Company proposes to enter (and does in fact enter) into a lease of the nature to which Section5.10(b) relates, the Company shall give written notice to each holder of Notes, stating (i) that the Company proposes to enter into a lease of that nature, (ii) the essential terms of the proposed lease and of the preceding sale of the property proposed to be leased, (iii) that such notice constitutes the Company's offer to prepay all or any portion of the Notes held by such holder at the principal amount thereof plus accrued interest to the date of prepayment, and (iv) that such offer may be accepted by such holder giving written notice to the Company (an "Acceptance") not later than thirty (30) days after the date of receipt of the Company's notice (the "30-Day Period"), specifying in such Acceptance the principal amount of Notes such holder wishes to have prepaid. The Company shall then (x) give written notice of prepayment of the aggregate principal amount of Notes so specified to each holder of Notes fixing the time of prepayment, which shall be the time when such lease is entered into, and setting forth the pro forma holdings of each holder of the Notes after giving effect the subject prepayment of the Notes, and (y) make such prepayment in accordance with such notice, without premium but together with all interest accrued thereon to the date of prepayment.

                  2.4. Prepayment on Change of Control. In the event a Change of Control shall occur, the Company will, within ten business days after such Change of Control, give written notice (the "Company Notice") of such event to all holders of the Notes. Any Company Notice pursuant to this Section2.4 shall set forth, to the best knowledge and belief of the Company, (a) a summary in reasonable detail of the transaction or transactions causing the Change of Control

Standard Motor Products, Inc.                                     Note Agreement


and (b) the date set for prepayment of the Notes. Forty-five (45) days after the date of the Company Notice, the Company will prepay all Notes held by all holders that have requested prepayment in writing at least ten business days prior to the date specified for prepayment, by payment of the principal amount thereof, plus accrued interest thereon to the date of prepayment, but without premium.

                  "Change of Control" shall mean any event which results in the legal or beneficial ownership of less than 20% of the outstanding shares of Voting Stock of the Company being owned of record and beneficially by (i) Bernard Fife and Nathaniel Sills, (ii) their respective spouses or lineal descendants, (iii) the estate of any such individual and/or (iv) any trust exclusively for the benefit of any such individual.

                  2.5. Notice of Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date set for prepayment, (ii) the section of this Agreement under which the prepayment is to be made, (iii) the principal amount of the holder's Notes to be prepaid on such date, (iv) whether a premium is or may be payable, (v) if there is or may be a premium payable, the amount of the premium or, if not determinable on the date of the giving of notice, the date when such premium will be calculated, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date. A computation of the amount, if any, of the premium payable in connection with a prepayment shall be furnished in writing by telecopy or other same-day written communication to each of the holders of the Notes to be prepaid as soon as practicable after determination of such premium and, in any event, at least three days prior to the date fixed for such prepayment.

                  2.6. Allocation of Prepayments. All partial prepayments shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof but only in units of $1,000, and to the extent that such ratable application shall not result in an even multiple of $10,000, adjustment may be made by the Company to the end that successive applications shall result in substantially ratable payments.

                  2.7. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by a Purchaser or its nominee or owned by any other institutional holder who has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will, by 11 A.M. New York time, punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof, directly to such Purchaser or such subsequent holder at the address of' such Purchaser set forth in Schedule I or at such other address as such Purchaser or such subsequent holder may from time to time designate in writing to the Company (not less than five (5) days prior to the next payment) or, if a bank account is designated for such Purchaser on Schedule I hereto or in any written notice to the Company from such Purchaser or any such subsequent holder (not less than five (5) days prior to the next payment), the Company will make such payments in immediately available funds to such bank account, marked for attention as

Standard Motor Products, Inc.                                     Note Agreement


indicated, or in such other manner or to such other account of such Purchaser or such holder in any bank in the United States as the Purchaser or any such subsequent holder may from time to time direct in writing (not less than five
(5) days prior to the next payment). The holder of any Notes to which this Section applies agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Company of the name and address of the transferee of any Notes so transferred. With respect to Notes to which this Section applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until
(y) the Company shall have received written notice of the transfer of such Notes, and of the name and address of the transferee, or (z) such Notes shall have been presented to the Company as evidence of the transfer, whichever shall occur earlier.

SECTION 3.        REPRESENTATIONS.

                  3.1. Representations of the Company. The Company represents and warrants that all representations set forth in the form of certificate attached hereto as Exhibit B are true and correct as of the date hereof (except as affected by the transactions contemplated by this Agreement) and are incorporated herein by reference with the same force and effect as though herein set forth in full.

                  3.2. Representations of the Purchasers. You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the resale or distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; provided that the disposition of your property shall at all times be and remain within your control. You further represent that either (i) you are acquiring the Notes for your own account and with your general corporate assets and not with the assets of any separate account in which any employee benefit plan has any interest or (ii) if any of the funds being used by you to purchase the Notes shall come from assets allocated to such a separate account, you represent that no part of the funds to be used by you to acquire the Notes constitutes assets allocated to any separate account maintained by you with respect to which the assets of any employee benefit plan (other than any employee benefit plan or plans disclosed to the Company in writing) exceed five percent (5%) of the total of all assets in such separate account. The Company acknowledges that your representation set forth in clause (ii) of the preceding sentence is made in reliance upon and subject to the accuracy of the representations of the Company set forth in paragraph 16 of Exhibit B hereto. As used in this Section, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974.

SECTION 4.        CLOSING CONDITIONS.

                  Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

Standard Motor Products, Inc.                                     Note Agreement


                  4.1. Closing Certificate. Concurrently with the delivery of Notes to you on the Closing Date, you shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company substantially in the form attached hereto as Exhibit B, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you.

                  4.2. Legal Opinions. Concurrently with the delivery of Notes to you on the Closing Date, you shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Bondy & Schloss, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

                  4.3. Related Transactions. Prior to or concurrently with the issuance and sale of Notes to you, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in Section1.3.

                  4.4. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

                  4.5. Legality. The Notes shall qualify as a legal investment for you under the laws and regulations of each jurisdiction to which you are subject (without reference to any so-called "basket" provision which permits the making of an investment without restrictions as to the character of the particular Investment being made) and you shall have received such information as you shall reasonably request from the Company to establish such fact.

                  4.6. Waiver of Conditions. If on the Closing Date the Company falls to tender to you the Notes to be issued to you on such date or if the conditions specified in this Section4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section4 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section4.6 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

SECTION 5.        COMPANY COVENANTS.

                  From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

                  5.1. Corporate Existence, etc. The Company will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, its corporate existence, rights and franchises necessary to the proper conduct of its business, provided that the foregoing shall not prevent (i) any transaction permitted by Section5.11 or (ii) the abandonment or termination of the rights or franchises of the Company or of the corporate existence, rights and franchises of any Restricted Subsidiary if, in the opinion of the Board of

Standard Motor Products, Inc.                                     Note Agreement


Directors of the Company, such abandonment or termination is in the best interest of the Company and of the holders of the Notes, and if such abandonment or termination does not in any way constitute a Default or Event of Default hereunder.

                  5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

                  5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments, judgments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Restricted Subsidiary; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries or would result in any lien or charge upon any property of the Company or any Subsidiary which would materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries.

                  5.4. Maintenance, etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (normal wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained, provided, that nothing contained in this Section5.4 shall be construed to require the Company or any Restricted Subsidiary to keep or maintain any building, structure, machinery or other equipment the retention or maintenance of which is determined by the Board of Directors of the Company or of such Restricted Subsidiary not to be in the Company's or such Restricted Subsidiary's best interest in the conduct of its business, if and so long as the failure to so retain or maintain such building, structure, machinery or other equipment would not constitute a Default or Event of Default hereunder.

Standard Motor Products, Inc.                                     Note Agreement


                  5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would than be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

                  5.6. Consolidated Working Capital. The Company will at all times keep and maintain Consolidated Working Capital in an amount not less than 50% of Consolidated Funded Debt.

                  5.7. Limitations on Indebtedness.

                  (a) The Company will not and will not permit any Restricted Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

                           (1) the Notes;

                           (2) Funded Debt of the Company and its Restricted
                  Subsidiaries outstanding as of the date of this Agreement and reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at June 30, 1989;

                           (3) unsecured Senior Funded Debt of the Company and
                  unsecured Funded Debt of Restricted Subsidiaries, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                                    (i) Consolidated Net Tangible Assets shall
                           not be less than 190% of Consolidated Senior Funded Debt,

                                    (ii) Consolidated Net Tangible Assets shall
                           not be less than 170% of Consolidated Funded Debt,

                                    (iii) the total of Consolidated Net Tangible
                           Assets plus Average Daily Current Debt in excess of $15,000,000 shall not be less than 175% of the total of Consolidated Senior Funded Debt plus Average Daily Current Debt in excess of $15,000,000; and

                                    (iv) the aggregate outstanding amount of (a)
                           Funded Debt of Restricted Subsidiaries plus (b) Current Debt of Restricted Subsidiaries shall not exceed 7.5% of Consolidated Net Tangible Assets;

                           (4) Subordinated Debt of the Company, provided that
                  at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Net Tangible Assets plus Average Daily Current Debt in excess of $15,000,000 shall not be less than 170% of the total of Consolidated Funded Debt plus Average Daily Current Debt in excess of $15,000,000;

Standard Motor Products, Inc.                                     Note Agreement


                  (5) unsecured Current Debt of the Company and its Restricted Subsidiaries, provided that

                                    (i) either (x) during the period of the
                           twelve (12) calendar months then most recently ended, there shall have been a period of at least 45 consecutive days in which the Company and its Restricted Subsidiaries shall have had no Current Debt (excluding current maturities of Funded Debt otherwise included therein) outstanding in excess of $15,000,000, or (y) the Company and its Restricted Subsidiaries would have been permitted underSection5.7(a)(3)(iii) hereof to incur additional Senior Funded Debt during each and every day of the most recent Designated Period, in an amount equal to the amount by which the Average Daily Current Debt of the Company and its Restricted Subsidiaries during such Designated Period exceeds $15,000,000 (and for all other purposes under this Agreement, the Company shall be deemed to have remained liable with respect to said amount of additional Senior Funded Debt for the entire Designated Period); and

                                    (ii) after giving effect to the principal
                           amount of Current Debt proposed to be incurred, (x) the aggregate amount of Current Debt (excluding current maturities of Funded Debt otherwise included therein) of Restricted Subsidiaries shall not exceed 2.5% of Consolidated Net Tangible Assets, and (y) the aggregate amount of Current Debt and Funded Debt of Restricted Subsidiaries, outstanding as of such date, shall not exceed 7.5% of Consolidated Net Tangible Assets;

                  (6) Current Debt and Funded Debt of the Company and its Restricted Subsidiaries secured by liens permitted by Sections5.8(a) (vi),
(vii) or (viii), provided that at the time of issuance thereof AND after giving effect thereto and to the application of the proceeds thereof:

                                    (i) the aggregate amount of (a) Current Debt
                           and Funded Debt of Restricted Subsidiaries plus (b) all Current Debt and Funded Debt of the Company secured by liens permitted by Sections5.8(A) (vi),
                           (vii) or (viii) shall not exceed 10% of Consolidated Net Tangible Assets; and

                                    (ii) the Company could incur $1.00 of
                           additional unsecured Senior Funded Debt pursuant to the provisions of Section5.7(a) (3);

and

                  (7) Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to a Restricted Subsidiary.

                  (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section5.7 be deemed to have created, assumed or incurred at the time it becomes a Restricted SubsidiarY all Funded Debt and Current Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

Standard Motor Products, Inc.                                     Note Agreement


                  5.8. Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                                    (i) liens for property taxes and assessments
                           or governmental charges or levies, provided that payment thereof is not at the time required by Section5.3;

                                    (ii) liens of or resulting from any judgment
                           or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                                    (iii) liens, charges, encumbrances and
                           priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens), liens securing claims and demands of mechanics and materialmen, and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                                    (iv) minor survey exceptions or minor
                           encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their current use in the operation of the business of the Company and its Restricted Subsidiaries;

                                    (v) mortgages, liens or security interests
                           securing Indebtedness of a Restricted Subsidiary to the Company;

                                    (vi) mortgages, conditional sale contracts,
                           security interests or other arrangements for the retention of title (including Capitalized Leases) existing as of June 30, 1989, securing Current or Funded Debt of the

Standard Motor Products, Inc.                                     Note Agreement


                           Company or any Restricted Subsidiary outstanding on such date (including any renewals, extensions or replacements thereof, provided that there is no increase in the aggregate principal amount of Funded Debt secured thereby and no additional property is encumbered); and

                                    (vii) mortgages, conditional sale contracts,
                           security interests or other arrangements for the retention of title (including Capitalized Leases) incurred after the date hereof (including any renewals, extensions or replacements thereof, provided that there is no increase in the aggregate principal amount of Funded or Current Debt secured thereby and no additional property is encumbered) given to secure the payment of the purchase price incurred in connection with the acquisition or construction of, or incurred to secure obligations in respect of the financing or refinancing of, and incurred within 180 days of the acquisition or completion of construction of, fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the lien or charge shall be created within 180 days of the acquisition or completion of construction of such property and shall attach solely to the property acquired, purchased or constructed, (ii) at the time of acquisition or construction of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or construction of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided inSection5.7; and

                                    (viii) liens securing Current Debt or Funded
                           Debt of the Company or any Restricted Subsidiary not otherwise permitted by this Section5.8(a), provided that the incurrence of such Current Debt oR Funded Debt is permitted by the Applicable provisions of Section5.7.

                  (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall, for purposes of Section5.8(a)(vii), be deemed to have been acquired at the time it becomes a Restricted Subsidiary.

                  (c) In the event that any property of the Company or its Restricted Subsidiaries is subjected to a lien in violation of Section5.8(a) (the Indebtedness secured by such lien being referred to as "Prohibited Secured Indebtedness"), such violation of Section 5.8(a) shall not constitute an Event of Default hereunder if the Company substantially simultaneously with the incurrence of such lien,

Standard Motor Products, Inc.                                     Note Agreement


makes or causes to be made a provision whereby the Notes will be secured equally and ratably with all Prohibited Secured Indebtedness pursuant to security arrangements satisfactory in form, scope and substance to the holder or holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding, and, in any case, the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of the Notes may be entitled thereto under applicable law, of an equitable lien to secure the Notes on such property of the Company or its Restricted Subsidiaries that secures Prohibited Secured Indebtedness.

                  5.9. Dividends, Stock Purchases. The Company will not except as hereinafter provided:

                  (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

                  (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

                  (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

                  (d) make, directly or indirectly, or through any Subsidiary or Affiliate, any voluntary or optional payment, prepayment, redemption or repurchase in respect of the principal amount of any Subordinated Debt of the Company (except with the proceeds derived from the substantially concurrent issuance of additional Subordinated Debt); or

                  (e) make or permit any Restricted Subsidiary to make any Restricted Investment;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions , payments, prepayments, redemptions or repurchases in respect of Subordinated Debt and the making or authorization of Restricted Investments being herein collectively called "Restricted Payments"), if after giving effect thereto (A) the aggregate amount of Restricted Payments made during the period from and after December 31, 1988 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (i) $36,000,000 plus
(ii) 100% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) and (B) the Company would be permitted to incur at least $1.00 of additional Senior Funded Debt pursuant to the provisions of Section5.7(a)(3).

                  The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

Standard Motor Products, Inc.                                     Note Agreement


                  For the purposes of this Section5.9 the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the net book value (as determined by the Company's regular independent public accounts in accordance with generally accepted accounting principles consistently applied) of such property at the time of the making of the Restricted Payment in question.

                  In valuing any investments, loans and advances for the purpose of applying the limitations set forth in this Section5.9, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                  5.10. Limitation on Long-Term Leases, Sale and Leasebacks.

                  (a) The Company will not and will not permit any Restricted Subsidiary to become obligated, as lessee, under any Long-Term Lease if at the time of entering into any such Long-Term Lease and after giving effect thereto, the aggregate Rentals payable by the Company and all of its Restricted Subsidiaries on a consolidated basis in any one fiscal year thereafter under all Long-Term Leases would exceed 10% of Consolidated Net Tangible Assets. For purposes of this Section5.10, any Long-Term Lease, the lease payments of which are, directly or indirectly, guaranteed by the Company or any Restricted Subsidiary shall be deemed to be a Long-Term Lease entered into by the Company or such Restricted Subsidiary.

                  (b) The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any property owned by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary and thereupon the Company or any Restricted Subsidiary shall lease or intend to lease, as lessee, the same property where the aggregate book value of all such assets then subject to any such arrangement shall exceed 10% of Consolidated Net Tangible Assets, provided, however, the Company or any Restricted Subsidiary may enter into such arrangements if both of the following conditions are met:

                                    (i) the net proceeds of the sale are not
                           less than the fair market value of the property sold, as determined by the Board of Directors of the Company; and

                                    (ii) the Company complies with the
                           provisions of Section2.3.

                  5.11. Mergers, Consolidations and Sales of Assets.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section5.11) of the assets of the Company and its RestricTED Subsidiaries, provided, however, that:

                           (1) any Restricted Subsidiary may merge or
                  consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                           (2) the Company may consolidate or merge with any
                  other corporation if (i) the Company shall be the surviving or continuing corporation, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (iii) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional Senior Funded Debt under the provisions of Section5.7(a)(3) and (iv) at the time such merger or consolidation is effected, the Company shall deliver to each holder of the Notes a certificate indicating that after giving effect to the subject transaction, there has been no violation of Section5.5 or this Section5.11; and

                           (3) any Restricted Subsidiary may sell, lease or
                  otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Restricted Subsidiary.

                  (b) Except in connection with a merger or consolidation permitted by the provisions of Section5.11(a), the Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section5.11, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of Such Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary, provided, in the case of shares issued for the purpose of qualifying directors, such shares are subject to a written agreement between the Company and each of such directors requiring the resale of the shares to the Company at the time any such director ceases to be a director.

                  (c) The Company will not sell, transfer or otherwise dispose of any shares of stock in any Restricted Subsidiary (except to qualify directors, provided, such shares issued for the purpose of qualifying directors are subject to a written agreement between the Company and each of such directors requiring the resale of the shares to the Company at the time any such director ceases to be a director) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

                           (1) simultaneously with such sale, transfer, or
                  disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (2) the Board of Directors of the Company shall have
                  determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

                           (3) such stock and Indebtedness is sold, transferred
                  or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory, provided, such stock and Indebtedness may be sold, transferred or otherwise disposed of for (i) shares of stock of another corporation if, after giving effect to such transaction, the corporation whose stock is given as consideration shall be a Restricted Subsidiary of which the Company and its Restricted Subsidiaries own a percentage of the outstanding shares of capital stock at least equal to that which they owned in the Restricted Subsidiary that was sold, transferred or otherwise disposed of or (ii) Indebtedness of another Person if such Indebtedness shall be secured by a pledge of or lien upon all Securities of the Restricted Subsidiary being sold, transferred or otherwise disposed of and such pledge or lien shall rank prior to all other pledges thereof or liens thereon;

                           (4) the Restricted Subsidiary being disposed of shall
                  not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of;

                           (5) such sale or other disposition does not involve a
                  substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries; and

                           (6) immediately after giving effect to such sale,
                  transfer or disposal of such stock or Indebtedness, no Default or Event of Default shall have occurred and be continuing and the Company would be permitted to incur at least $1.00 of additional Senior Funded Debt under the provisions of Section5.7(a)(3).

                  (d) As used in this Section5.11, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries only if the aggregate net book value of such assets, when added to the aggregate net book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business and as provided in Section5.11(e)) hereof during the same fiscal year, exceeds 15% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year.

                  (e) Notwithstanding the foregoing provisions of this Section5.11, the Company and its Restricted Subsidiaries may discount (without recourse to the Company or its Restricted Subsidiaries), hypothecate or sell to any commercial banking institution its trade accounts receivable arising in the ordinary course of the Company's business; provided, that the Company and its Restricted Subsidiaries shall receive no less than the greater of fair market value or 80% of face value of such trade accounts receivable being discounted, hypothecated or sold.

                  5.12. Guaranties. The Company will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except Guaranties of the Company or any Restricted Subsidiary which are limited in amount to a stated maximum dollar exposure and included in Current Debt or Consolidated Senior Funded Debt.

                  5.13. Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes, or portion thereof, unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor and the Company shall give prompt written notice of such repurchases to all remaining holders of the Notes.

                  5.14. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

                  5.15. Restricted and Unrestricted Subsidiaries.

                  (a) The Company may designate each Subsidiary either a Restricted Subsidiary or an Unrestricted Subsidiary. Any Subsidiary which is not designated an Unrestricted Subsidiary within 60 days of its organization or acquisition shall be a Restricted Subsidiary if such Subsidiary (i) is organized under the laws of one of the United States or the District of Columbia, or Canada, or a Canadian province, (ii) has a major part of its properties located in, and does substantially all of its business in, the United States, Canada, or Puerto Rico and (iii) has all of its voting capital stock or other Voting Stock, other than directors' qualifying shares, owned by the Company or a Restricted Subsidiary.

                  (b) The Board of Directors may at any time designate or redesignate any Restricted Subsidiary as an Unrestricted Subsidiary if all of the following conditions are met: (i) such Subsidiary does not own, directly or indirectly, any capital stock or Indebtedness of the Company or any Restricted Subsidiary; (ii) after giving effect to the proposed redesignation, the Company would be permitted to incur at least $1.00 of additional Senior Funded Debt pursuant to the provisions of Section5.7(a)(3); and (iii) immediately following the proposed redesignation, there shall exist no condition constituting, or which, after notice, lapse of time, or both could constitute, an Event of Default. For purposes of this Section5.15(b), capital stock (or other Voting Stock) of a corporation shall be deemed an asset not located in the United States or Canada (regardless of location of the certificate evidencing the same).

                  (c) The Board of Directors may at any time designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary if all of the following conditions are met: (i) after giving effect to the proposed redesignation, the Company would be permitted to incur at least $1.00 of additional Senior Funded Debt pursuant to the provisions of Section5.7(a)(3);
(ii) immediately following the proposed redesignation, there shall exist no condition constituting, or which, after notice, lapse of time, or both could constitute, an Event of Default and (iii) such Subsidiary, while an Unrestricted Subsidiary, has taken no action that it would have been prohibited by the terms of this Agreement from taking had it been a Restricted Subsidiary at the time it took such action.

                  5.16. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a lien on any property of the Company or any Subsidiary pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974, as amended.

                  5.17. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted principles of accounting consistently maintained (except for changes disclosed in the financial statements furnished to you pursuant to this Section5.17 and concurred in by the independent public accountants referred to in Section5.17(b) hereof), and will furnish to you so long as you are the holder of any Note and to each other institutional holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

                  (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fisca1 period (except the last) of each fiscal year, duplicate copies of:

                           (1) consolidated and consolidating balance sheets of
                  the Company and its Restricted Subsidiaries as of the close of such quarter setting forth in comparative form the consolidated figures for the end of the preceding fiscal year,

                           (2) consolidated and consolidating statements of
                  income and retained earnings of the Company and its Restricted Subsidiaries for such quarterly period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                           (3) consolidated and consolidating statements of cash
                  flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Company;

                  (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, duplicate copies of:

                           (1) consolidated and consolidating balance sheets of
                  the Company and its Restricted Subsidiaries as of the close of such fiscal year, and

                           (2) consolidated and consolidating Statements of
                  income and retained earnings and of cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition of the Company and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary;

                  (d) SEC and Other Reports. Promptly, upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

                  (e) Requested Information. With reasonable promptness, such other data and information as may be reasonably requested from (i) you or (ii) any Person holding 10% or more in aggregate principal amount of the Notes or
(iii) any Person holding 100% of the Notes originally issued to any Purchaser that are, on the date of such request, then outstanding;

                  (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section5.6 through Section5.11, inclusive, at the end of the period covered by the financial statements then being furnished, (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto, (iii) one of the following (as appropriate): (x) the period within the most recent year during which the Company and its Restricted Subsidiaries had no Current Debt exceeding $15,000,000 or (y) the Designated Period and the amount of Current Debt deemed to be Senior Funded Debt pursuant to Section 5.7(a)(5).

                  (g) Accountants' Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating (i) that they have reviewed this Agreement, (ii) whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof, (iii) specifying the amount available as at the end of such period for Restricted Payments in compliance with Section5.9, and showing in reasonable detaIL the calculation of such amount, (iv) demonstrating compliance during such period with clause (x) of Section5.7(a)(5)(i) by specifying the period within the most recent year during which the Company and its Restricted Subsidiaries had no Current Debt exceeding $15,000,000 or, alternatively, specifying the amount of Current Debt deemed to be Senior Funded Debt pursuant to Section5.7(5)(i)(y) and the period during which this was deemed to be the case, and (v) demonstrating in reasonable detail compliance, during and as at the end of such period, with Section5.5, Section5.7(a)(3), Section5.7(a)(4), Section5.10 and Section5.11; and

                  (h) Unrestricted Subsidiaries. Within the respective periods provided in paragraph (b) above, financial statement of the character and for the dates and periods as in said paragraph (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis).

Without limiting the foregoing, the Company will permit (i) you, so long as you are the holder of any Note, and (ii) each institutional holder of not less than 5% in aggregate of the then outstanding Notes and (iii) each institutional holder holding 100% of the outstanding Notes originally issued to any Purchaser that are, as of the date of such proposed inspection, then outstanding (or such Persons as you or any such holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Notwithstanding the foregoing, any holder of Notes who is a Competitor shall have no rights of inspection pursuant to this paragraph so long as it is a Competitor. If (and only if) an Event of Default shall at the time have occurred and be continuing, the Company shall be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection.


SECTION 6.        EVENTS OF DEFAULT AND REMEDIES THEREFOR.

                  6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than ten days; or

                  (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in Section2.1; or

                  (c) Default shall occur in the making of any other payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for Prepayment; or

                  (d) Default shall be made in the payment of the principal of or interest on any Material Indebtedness of the Company or any Restricted Subsidiary for borrowed money, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (e) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Material Indebtedness of the Company or any Restricted Subsidiary for borrowed money may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Material Indebtedness of the Company or any Restricted Subsidiary outstanding thereunder; or

                  (f) Default shall occur in the observance or performance of any covenant or agreement contained in Section5.6 through Section5.15, hereof; or

                  (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after notice thereof to the Company by the holder of any Note; or

                  (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (i) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

                  (j) A custodian, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

                  (k) Final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

                  (l) Bankruptcy reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

                  6.2. Notice to Holders. When any Event of Default described in the foregoing Section6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all holders of the Notes then outstanding, such notice to be in writing and sent by registered or certified mail, by telegram or by telecopy (with a return telecopied confirmation of receipt).

                  6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of Section6.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (d) through (k), inclusive, of said Section6.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes at the time outstanding may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i), (j) and (l) of Section6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principle and interest accrued on the Notes and, to the extent permitted by law, a premium in the amount, if any, which would be payable if the Company then had elected to prepay the Notes pursuant to Section2.2(b). No course of dealing on the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

                  6.4. Rescission of Acceleration. The provisions of Section6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (h) and (k), inclusive, of Section6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                  (b) all arrears of principal and interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section6.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default, or Event of Default or impair any right consequent thereto.

SECTION 7.         AMENDMENTS, WAIVERS AND CONSENTS.

                  7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any prepayment required by Section2.1) of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the provisions of Section6 or this Section7.

                  7.2. Solicitation of Noteholders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section7 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes for any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

                  7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.        INTERPRETATION OF AGREEMENT; DEFINITIONS.

                  8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

                  "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,
(ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Average Daily Current Debt" shall mean, with respect to any Designated Period, the sum of the aggregate amounts of Current Debt (excluding current maturities of Funded Debt otherwise included therein) of the Company and its Restricted Subsidiaries outstanding at the close of each day of such Designated Period, divided by 45.

                  "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

                  "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Restricted Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Restricted Subsidiaries.

                  "Competitor" shall mean any Person (and any Affiliate of such Person) which, at the time it owns and holds any Notes, in the ordinary course of its business offers to furnish substantially the same merchandise or render substantially the same services as the Company and its Subsidiaries taken as a whole furnish or render at such time in the ordinary course of their business taken as a whole provided, that, neither any Purchaser or any Affiliate or subsidiary thereof shall be deemed to be a Competitor and, provided further, that no Person (or any Affiliate of such Person) which is substantially in the business of insurance and/or financial services (and financial activities reasonably related thereto) and is not in the business of manufacturing automobile parts shall be deemed to be a Competitor.

                  "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean such assets and liabilities of the Company and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with generally accepted accounting principles to constitute current assets and current liabilities, respectively.

                  "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with

Standard Motor Products, Inc.                                     Note Agreement


generally accepted accounting principles consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets (excluding any Consolidated Current Assets), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy;

                  (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

                  (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                  (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                  (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

                  (h) earnings resulting from any reappraised, revaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                  (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

                  (k) extraordinary gains and losses (including, without limitation, capital gains or losses in aggregate amounts exceeding $100,000 in any one fiscal year, and extraordinary charges or credits) and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; and

                  (l) any amounts paid or payable in any currency that at the time of determination of Consolidated Net Income is not fully convertible into United States dollars.

Standard Motor Products, Inc.                                     Note Agreement


                  "Consolidated Net Tangible Assets" shall mean as of the date of any determination thereof the total amount of all Tangible Assets of the Company and its Restricted Subsidiaries after deducting (i) all investments in and loans, advances and extensions of credit to Unrestricted Subsidiaries (ii) Restricted Investments (other than the Limited Dividend Rollover Investments)
(iii) Minority Interests, and (iv) all items which in accordance with generally accepted accounting principles would be included on the liability side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus, and Funded Debt.

                  "Consolidated Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities of the Company and its Restricted Subsidiaries.

                  "Current Debt" shall mean, as of the date of any determination thereof, (i) all Indebtedness for money borrowed other than Funded Debt and (ii) Guaranties of Current Debt of others.

                  "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

                  "Designated Period" shall mean, at any time, a period of 45 consecutive days (i) all of which are included within the period of the twelve calendar months then most recently ended, and (ii) specified by the Company.

                  "Funded Debt" of any Person shall mean (i) all indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of determination thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of determination), (ii) all Capitalized Rentals, and (iii) all Guaranties of Funded Debt of others. "Consolidated" when used as a prefix to any Funded Debt shall mean the aggregate amount of all such Funded Debt of the Company and its Restricted Subsidiaries on a consolidated basis eliminating intercompany items.

                  "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against

Standard Motor Products, Inc.                                     Note Agreement


loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in Any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (iv) Capitalized Rentals under any Capitalized Lease. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

                  "Limited Dividend Rollover Investments" shall mean all amounts invested by the Company and/or Mardevco Credit Corp. in dividend rollover programs managed by independent professional investment managers of recognized national standing, but only to the extent the aggregate amount of all such investments does not exceed $15,000,000.

                  "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

                  "Material Indebtedness" shall mean at any time one or more obligations of the Company or any Restricted Subsidiary for borrowed money or in respect of interest rate swaps, interest rate exchange agreements, currency swaps or currency exchange agreements (however denominated) which, individually or in the aggregate, have or relate to an unpaid principal amount of more than $250,000.

                  "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if

Standard Motor Products, Inc.                                     Note Agreement


necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

                  "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                  "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "Restricted Investment" shall mean any investment in any Person or property, whether directly or indirectly made, and whether by purchase or other acquisition of shares or Indebtedness or other securities or by loan, advance, extension of credit, capital contribution or otherwise, other, than:

                           (i) investments made by the Company or a Restricted
                  Subsidiary in any Restricted Subsidiary after the Closing
                  Date;

                           (ii) investments in direct obligations of the United
                  States of America or any agency thereof, or obligations guaranteed or insured by the United States of America or any agency thereof, provided that such obligations shall mature within one (1) year from the date of acquisition thereof;

                           (iii) investments in commercial paper of issuers
                  organized under the laws of the United States of America or any state thereof which is given a rating of at least P-2 by Moody's Investor Services, Inc. or A-2 by Standard and Poor's Inc. and which matures not more than two hundred seventy (270) days from the date of creation thereof;

                           (iv) investments in certificates of deposit maturing
                  within one (1) year from the date of acquisition thereof by the Company or a Restricted Subsidiary which are issued by a commercial bank or trust company (i) organized and doing business under the laws of the United States of America or any state thereof, (ii) having combined capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000) and (iii) which is a member of the Federal Deposit Insurance Corporation;

                           (v) investments in so called auction rate or money
                  market preferred stock (a) which is rated A or the equivalent to A or higher by a credit rating agency of recognized national standing and (b) the issuer of

Standard Motor Products, Inc.                                     Note Agreement


                  which was, at the time of the issuance of such preferred stock, subject to and in compliance with, and is, at the time of the investment in such preferred stock, subject to and in compliance with, all applicable guidelines and regulations of the Federal Deposit Insurance Corporation;

                           (vi) investments in tax-exempt, floating rate, tender
                  option bonds rated A (or the equivalent of A) or higher by a credit rating agency of recognized national standing and which are backed by a letter of credit issued by a commercial bank which would qualify as an issuer under clause (iv) above;

                           (vii) investments in Eurodollar deposits in a
                  commercial bank given a rating of P-1 by Moody's Investor Services Inc. or A-1 by Standard and Poor's Inc., provided that (i) such Investments are purchased in the United States of America and mature within ninety (90) days of the date of the acquisition thereof, (ii) the aggregate amount of such Investments in any one bank shall not at any time exceed Three Million Dollars ($3,000,000), and (iii) the aggregate amount of all such Investments shall not at any time exceed Five Million Dollars ($5,000,000);

                           (viii) other investments provided that the funds used
                  to acquire such investment have been obtained from the concurrent sale of capital stock of the Company;

                           (ix) advances to suppliers in the ordinary course of
                  business in connection with the purchase of machinery, equipment or other supplies, not in excess of $500,000 in the aggregate; and

                           (x) investments in property to be used in the
                  ordinary course of business.

                  "Restricted Subsidiary" shall mean:

                           (i) any Subsidiary so designated on Annex A to
                  Exhibit B hereto,

                           (ii) any other Subsidiary designated as a Restricted
                  Subsidiary pursuant to and in accordance with the provisions of Section 5.15.

                  "Security" shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

                  "Senior Funded Debt" shall mean all Funded Debt other than Subordinated Debt.

                  "Subordinated Debt" shall mean all unsecured Current Debt or Funded Debt of the Company (a) which shall have (i) a final maturity later than November 1, 2004 and (ii) an Average Life as at the date of issuance that is greater than the Average Life of Notes at such date

Standard Motor Products, Inc.                                     Note Agreement


and (b) which shall contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit E attached hereto or such other provisions as may be approved in writing by the holders of not less than 66-2/3% in aggregate principal amount of the outstanding Notes, "Average Life" of any Indebtedness, as used in this definition of "Subordinated Debt," shall mean the number obtained by dividing the then Remaining Dollar-Years of such Indebtedness by the then outstanding principal amount of such Indebtedness; "Remaining Dollar Years" being the sum of the individual products obtained by multiplying the amount of each required payment and prepayment of the principal amount of such Indebtedness by the number of years (to the nearest one-twelfth) between the date of any determination and the date on which such payment or prepayment is required to be made.

                  The term "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

                  "Tangible Assets" shall mean, as of the date of any determination thereof, the total amount of all assets of the Company and its Restricted Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, write-ups to the book value of assets occurring after December 31, 1975 relating to assets owned on December 31, 1975, write-ups to the book value of assets acquired by the Company or its Restricted Subsidiaries after December 31, 1975 in excess of the cost thereof, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles.

                  "Unrestricted Subsidiary" shall mean:

                           (i) any Subsidiary so designated on Annex A to
                  Exhibit B hereto, and

                           (ii) any other Subsidiary designated as an
                  Unrestricted Subsidiary pursuant to and in accordance with the provisions of Section 5.15.

                  "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

                  8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same

Standard Motor Products, Inc.                                     Note Agreement

shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                  8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.         MISCELLANEOUS.

                  9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

                  At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

                  The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

                  9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any
Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, THE Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or registered assigns, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

                  9.3. Loss, Theft, etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent institutional holder is the owner of any such lost, stolen or

Standard Motor Products, Inc.                                     Note Agreement

destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

                  9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, costs incurred in obtaining a Private Placement Number, from Standard and Poor's, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Notes. Without limiting the provisions of the last sentence of Section 9.2, the Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be playable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person engaged by the Company in connection with the transactions contemplated by this Agreement.

                  9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

                  9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed by registered or certified mail or by overnight air courier, in each case prepaid and addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or by overnight air courier, in each case prepaid and addressed to the Company at 37-18 Northern Boulevard, Long Island, New York 11101, Attention: Mark S. Chanko, Vice President, or to such other address as the Company may in writing designate to you or to a subsequent holder of the
Note initially issued to you.

                  9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

Standard Motor Products, Inc.                                     Note Agreement


                  9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

                  9.9. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

                  9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law.

                  9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                  The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                            STANDARD MOTOR PRODUCTS, INC.



                                            By________________________________
                                                Its

Accepted as of October 15, 1989.


                                            [VARIATION]



                                            By________________________________
                                                Its

                                TABLE OF CONTENTS

                          (NOT A PART OF THE AGREEMENT)

SECTION                                                 HEADING                                                PAGE
SECTION 1.        DESCRIPTION OF NOTES AND COMMITMENT............................................................1

         1.1.     Description of Notes...........................................................................1

         1.2.     Commitment, Closing Date.......................................................................1

         1.3.     Other Agreements...............................................................................2

SECTION 2.        PREPAYMENT OF NOTES............................................................................2

         2.1.     Required Prepayments...........................................................................2

         2.2.     Optional Prepayment............................................................................2

         2.3.     Prepayment on Failure of Holder to Consent to Sale and Leaseback...............................4

         2.4.     Prepayment on Change of Control................................................................4

         2.5.     Notice of Prepayments..........................................................................5

         2.6.     Allocation of Prepayments......................................................................5

         2.7.     Direct Payment.................................................................................5

SECTION 3.        REPRESENTATIONS................................................................................6

         3.1.     Representations of the Company.................................................................6

         3.2.     Representations of the Purchasers..............................................................6

SECTION 4.        CLOSING CONDITIONS.............................................................................6

         4.1.     Closing Certificate............................................................................7

         4.2.     Legal Opinions.................................................................................7

         4.3.     Related Transactions...........................................................................7

         4.4.     Satisfactory Proceedings.......................................................................7

         4.5.     Legality.......................................................................................7

         4.6.     Waiver of Conditions...........................................................................7

SECTION 5.        COMPANY COVENANTS..............................................................................7

         5.1.     Corporate Existence, etc.......................................................................7

         5.2.     Insurance......................................................................................8

         5.3.     Taxes, Claims for Labor and Materials, Compliance with Laws....................................8

         5.4.     Maintenance, etc...............................................................................8

         5.5.     Nature of Business.............................................................................9

         5.6.     Consolidated Working Capital...................................................................9

SECTION                                                 HEADING                                                PAGE
         5.7.     Limitations on Indebtedness....................................................................9

         5.8.     Limitation on Liens...........................................................................11

         5.9.     Dividends, Stock Purchases....................................................................13

         5.10.    Limitation on Long-Term Leases, Sale and Leasebacks...........................................14

         5.11.    Mergers, Consolidations and Sales of' Assets..................................................14

         5.12.    Guaranties....................................................................................16

         5.13.    Repurchase of Notes...........................................................................17

         5.14.    Transactions with Affiliates..................................................................17

         5.15.    Restricted and Unrestricted Subsidiaries......................................................17

         5.16.    Termination of Pension Plans..................................................................18

         5.17.    Reports and Rights of Inspection..............................................................18

SECTION 6.        EVENTS OF DEFAULT AND REMEDIES THEREFOR.......................................................20

         6.1.     Events of Default.............................................................................20

         6.2.     Notice to Holders.............................................................................22

         6.3.     Acceleration of Maturities....................................................................22

         6.4.     Rescission of Acceleration....................................................................22

SECTION 7.        AMENDMENTS, WAIVERS AND CONSENTS..............................................................23

         7.1.     Consent Required..............................................................................23

         7.2.     Solicitation of Noteholders...................................................................23

         7.3.     Effect of Amendment or Waiver.................................................................23

SECTION 8.        INTERPRETATION OF AGREEMENT; DEFINITIONS......................................................23

         8.1.     Definitions...................................................................................24

         8.2.     Accounting Principles.........................................................................30

         8.3.     Directly or Indirectly........................................................................31

SECTION 9.        MISCELLANEOUS.................................................................................31

         9.1.     Registered Notes..............................................................................31

         9.2.     Exchange of Notes.............................................................................31

         9.3.     Loss, Theft, etc. of Notes....................................................................31

         9.4.     Expenses, Stamp Tax Indemnity.................................................................32

         9.5.     Powers and Rights Not Waived; Remedies Cumulative.............................................32

SECTION                                                 HEADING                                                PAGE
         9.6.     Notices.......................................................................................32

         9.7.     Successors and Assigns........................................................................32

         9.8.     Survival of Covenants and Representations.....................................................33

         9.9.     Severability..................................................................................33

         9.10.    Governing Law.................................................................................33

         9.11.    Captions......................................................................................33

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